Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Second Quarter 2018 Results

Chicago - July 30, 2018 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended June 30, 2018. All per share results are reported on a diluted basis.

Financial results for the quarter ended June 30, 2018
Net income attributable to common shareholders was $35.0 million, or $0.29 per share, for the quarter ended June 30, 2018. This compares to net loss attributable to common shareholders of $7.8 million, or $0.06 per share, for the quarter ended June 30, 2017. The increase in net income was primarily due to gains from property sales and a decrease in asset impairment.

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2018, were $20.8 million, or $0.17 per share. This compares to FFO for the quarter ended June 30, 2017 of $31.1 million, or $0.25 per share. The following items impacted FFO for the quarter ended June 30, 2018, compared to the corresponding 2017 period:

•	($0.21) per share of income from properties sold;

•	$0.07 per share of interest expense savings; and

•	$0.05 per of share of increase in interest and other income.

Normalized FFO was $20.8 million, or $0.17 per share. This compares to Normalized FFO for the quarter ended June 30, 2017 of $27.1 million, or $0.22 per share. The following items impacted Normalized FFO for the quarter ended June 30, 2018, compared to the corresponding 2017 period:

•	($0.21) per share of income from properties sold;

•	$0.07 per share of interest expense savings;

•	$0.05 per share of increase in interest and other income; and

•	$0.02 per share of increase in same property cash NOI.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended June 30, 2018, the company’s balance of cash and marketable securities was $2.8 billion. Total debt outstanding was $280 million and availability under the company’s revolving credit facility was $750 million.

The weighted average number of diluted common shares outstanding when calculating net income per share for the quarter ended June 30, 2018 was 122,649,382 shares, compared to 124,067,247 for the quarter ended June 30, 2017. The weighted average number of diluted common shares outstanding when calculating FFO or Normalized FFO per share for the quarter ended June 30, 2018 was 122,692,289 shares, compared to 125,255,722 for the quarter ended June 30, 2017.

Same property results for the quarter ended June 30, 2018
The company’s same property portfolio at the end of the quarter consisted of 13 properties totaling 6.3 million square feet. Operating results were as follows:

•	The same property portfolio was 89.8% leased as of June 30, 2018, compared to 88.6% as of March 31, 2018, and 87.5% as of June 30, 2017.

•	The same property portfolio commenced occupancy was 87.7% as of June 30, 2018, compared to 83.5% as of March 31, 2018, and 84.8% as of June 30, 2017.

•	Same property NOI increased 2.6% when compared to the same period in 2017.

•	Same property cash NOI increased 12.3% when compared to the same period in 2017.

•	The company entered into leases for approximately 292,000 square feet, including new leases for approximately 189,000 square feet and renewal leases for approximately 103,000 square feet.

•	GAAP rental rates on new and renewal leases were 23.6% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 10.4% higher compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from April 1, 2017 through June 30, 2018.

Significant events during the quarter ended June 30, 2018

•
The company repaid at par its $400 million unsecured floating rate term loans due in 2020 and 2022. The company also terminated its $400 million interest rate cap that would have matured on March 1, 2019.

•	The company completed the sale of 1601 Dry Creek in Longmont, Colorado, a 100% leased, 553,000 square foot office property for a gross sale price of $68.5 million.

Subsequent Events

•	The company currently has 3 properties totaling 1.2 million square feet in various stages of the sale process.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss second quarter results on Tuesday, July 31, 2018, at 8:00 A.M. CDT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Second Quarter 2018 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. As of June 30, 2018, EQC’s portfolio comprised 13 properties and 6.3 million square feet.

Regulation FD Disclosures
We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale and consummating asset sales. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS
Real estate properties:
Land	$146,700	$191,775
Buildings and improvements	1,117,446	1,555,836
	1,264,146	1,747,611
Accumulated depreciation	(387,888)	(450,718)
	876,258	1,296,893
Assets held for sale	—	97,688
Acquired real estate leases, net	2,946	23,847
Cash and cash equivalents	2,507,117	2,351,693
Marketable securities	248,275	276,928
Restricted cash	8,419	8,897
Rents receivable, net of allowance for doubtful accounts of $5,101 and $4,771, respectively	57,347	93,436
Other assets, net	76,512	87,563
Total assets	$3,776,874	$4,236,945

LIABILITIES AND EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	248,048	815,984
Mortgage notes payable, net	31,964	32,594
Liabilities related to properties held for sale	—	1,840
Accounts payable, accrued expenses and other	44,380	74,956
Rent collected in advance	10,173	11,076
Total liabilities	$334,565	$936,450

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,482,673 and 124,217,616 shares issued and outstanding, respectively	1,215	1,242
Additional paid in capital	4,300,822	4,380,313
Cumulative net income	2,822,793	2,596,259
Cumulative other comprehensive loss	(1,469)	(95)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(689,742)	(685,748)
Total shareholders’ equity	3,441,014	3,299,366
Noncontrolling interest	1,295	1,129
Total equity	$3,442,309	$3,300,495
Total liabilities and equity	$3,776,874	$4,236,945

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Rental income	$35,211	$74,352	$78,760	$154,557
Tenant reimbursements and other income	13,425	17,247	28,464	36,593
Total revenues	$48,636	$91,599	$107,224	$191,150

Expenses:
Operating expenses	$19,521	$37,284	$44,120	$78,371
Depreciation and amortization	13,021	23,922	26,924	50,837
General and administrative	11,222	11,960	24,561	24,038
Loss on asset impairment	—	18,428	12,087	19,714
Total expenses	$43,764	$91,594	$107,692	$172,960

Operating income (loss)	$4,872	$5	$(468)	$18,190

Interest and other income, net	12,668	6,019	18,448	10,391
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $645, $849, $1,446 and $1,562, respectively)	(6,350)	(14,863)	(16,465)	(29,877)
Loss on early extinguishment of debt	(1,536)	(63)	(6,403)	(63)
Gain on sale of properties, net	26,937	3,136	232,148	19,590
Income (loss) before income taxes	36,591	(5,766)	227,260	18,231
Income tax benefit (expense)	456	(45)	(2,551)	(220)
Net income (loss)	$37,047	$(5,811)	$224,709	$18,011
Net (income) loss attributable to noncontrolling interest	(14)	2	(77)	(6)
Net income (loss) attributable to Equity Commonwealth	$37,033	$(5,809)	$224,632	18,005
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
Net income (loss) attributable to Equity Commonwealth common shareholders	$35,036	$(7,806)	$220,638	$14,011

Weighted average common shares outstanding — basic (1)	121,822	124,067	122,839	124,057
Weighted average common shares outstanding — diluted (1)	122,649	124,067	126,027	125,203

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.29	$(0.06)	$1.80	$0.11
Diluted	$0.29	$(0.06)	$1.78	$0.11

(1)
Weighted average common shares outstanding for the three months ended June 30, 2018 and 2017 includes 362 and 0 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the six months ended June 30, 2018 and 2017 includes 335 and 0 unvested, earned RSUs, respectively. Additionally, as of June 30, 2018, we had 4,915 series D preferred shares outstanding that were convertible into 2,363 common shares. The series D preferred shares are dilutive for GAAP EPS for the six months ended June 30, 2018. They are anti-dilutive for all other periods presented.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Calculation of FFO
Net income (loss)	$37,047	$(5,811)	$224,709	$18,011
Real estate depreciation and amortization	12,717	23,619	26,320	50,235
Loss on asset impairment	—	18,428	12,087	19,714
Gain on sale of properties, net	(26,937)	(3,136)	(232,148)	(19,590)
FFO attributable to Equity Commonwealth	22,827	33,100	30,968	68,370
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
FFO attributable to EQC common shareholders and unitholders	$20,830	$31,103	$26,974	$64,376

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$20,830	$31,103	$26,974	$64,376
Lease value amortization	(18)	518	80	1,091
Straight line rent adjustments	(1,022)	(4,543)	(2,550)	(8,930)
Loss on early extinguishment of debt	1,536	63	6,403	63
Income taxes related to gains on property sales	(496)	—	2,473	—
Loss on sale of securities	—	—	4,987	—
Normalized FFO attributable to EQC common shareholders and unitholders	$20,830	$27,141	$38,367	$56,600

Weighted average common shares and units outstanding -- basic (1)	121,865	124,106	122,882	124,091
Weighted average common shares and units outstanding -- diluted (1)	122,692	125,256	123,707	125,203

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.17	$0.25	$0.22	$0.52
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.17	$0.25	$0.22	$0.51
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.17	$0.22	$0.31	$0.46
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.17	$0.22	$0.31	$0.45

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three and six months ended June 30, 2018 include 42 LTIP/Operating Partnership Units that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three and six months ended June 30, 2017 include 39 and 34 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$35,211	$43,549	$54,672	$61,091	$74,352
Tenant reimbursements and other income	13,425	15,039	16,951	16,707	17,247
Operating expenses	(19,521)	(24,599)	(30,674)	(32,380)	(37,284)
NOI	$29,115	$33,989	$40,949	$45,418	$54,315
Straight line rent adjustments	(1,022)	(1,528)	(1,938)	(3,557)	(4,543)
Lease value amortization	(18)	98	295	388	518
Lease termination fees	(1,557)	(965)	(942)	(1,477)	(814)
Cash Basis NOI	$26,518	$31,594	$38,364	$40,772	$49,476
Cash Basis NOI from non-same properties (1)	(775)	(7,451)	(13,411)	(16,531)	(26,558)
Same Property Cash Basis NOI	$25,743	$24,143	$24,953	$24,241	$22,918
Non-cash rental income and lease termination fees from same properties	1,970	1,913	1,845	3,284	4,100
Same Property NOI	$27,713	$26,056	$26,798	$27,525	$27,018

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$27,713	$26,056	$26,798	$27,525	$27,018
Non-cash rental income and lease termination fees from same properties	(1,970)	(1,913)	(1,845)	(3,284)	(4,100)
Same Property Cash Basis NOI	$25,743	$24,143	$24,953	$24,241	$22,918
Cash Basis NOI from non-same properties (1)	775	7,451	13,411	16,531	26,558
Cash Basis NOI	$26,518	$31,594	$38,364	$40,772	$49,476
Straight line rent adjustments	1,022	1,528	1,938	3,557	4,543
Lease value amortization	18	(98)	(295)	(388)	(518)
Lease termination fees	1,557	965	942	1,477	814
NOI	$29,115	$33,989	$40,949	$45,418	$54,315
Depreciation and amortization	(13,021)	(13,903)	(18,738)	(21,133)	(23,922)
General and administrative	(11,222)	(13,339)	(12,033)	(11,689)	(11,960)
Loss on asset impairment	—	(12,087)	—	—	(18,428)
Operating Income (Loss)	$4,872	$(5,340)	$10,178	$12,596	$5

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Six Months Ended June 30,
	2018	2017
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$78,760	$154,557
Tenant reimbursements and other income	28,464	36,593
Operating expenses	(44,120)	(78,371)
NOI	$63,104	$112,779
Straight line rent adjustments	(2,550)	(8,930)
Lease value amortization	80	1,091
Lease termination fees	(2,522)	(2,525)
Cash Basis NOI	$58,112	$102,415
Cash Basis NOI from non-same properties (1)	(8,226)	(56,356)
Same Property Cash Basis NOI	$49,886	$46,059
Non-cash rental income and lease termination fees from same properties	3,883	7,568
Same Property NOI	$53,769	$53,627

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$53,769	$53,627
Non-cash rental income and lease termination fees from same properties	(3,883)	(7,568)
Same Property Cash Basis NOI	$49,886	$46,059
Cash Basis NOI from non-same properties (1)	8,226	56,356
Cash Basis NOI	$58,112	$102,415
Straight line rent adjustments	2,550	8,930
Lease value amortization	(80)	(1,091)
Lease termination fees	2,522	2,525
NOI	$63,104	$112,779
Depreciation and amortization	(26,924)	(50,837)
General and administrative	(24,561)	(24,038)
Loss on asset impairment	(12,087)	(19,714)
Operating (Loss) Income	$(468)	$18,190

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.

NOI is income from our real estate operations including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2017 through June 30, 2018. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2017 through June 30, 2018. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.